ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into to be effective as of the 31st day of December, 1998, by and among ABATIX ENVIRONMENTAL CORP., a Delaware corporation (hereinafter referred to as "Buyer"), KELIHER HARDWARE COMPANY, a California corporation (hereinafter referred to as "Seller"), GEORGE W. KELIHER (hereinafter referred to as "George") and JOHN KELIHER (hereinafter referred to as "John").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of selling, marketing, and distributing construction and industrial supplies, materials, equipment and other businesses, activities and endeavors related thereto (the businesses, activities and endeavors described herein are hereinafter collectively referred to as the "Business"); and

         WHEREAS, pursuant to the terms and provisions contained herein, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, the Business as a going concern and certain properties, assets and rights of Seller's Business as provided herein; and

         WHEREAS, George is a stockholder, director and officer of Seller, and he joins such parties solely for the purposes stated herein; and

         WHEREAS, John is a stockholder, director and officer of Seller, and he joins such parties solely for the purposes stated herein; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE

         Section 1.1       Purchase and Sale of Assets.

         (a) Pursuant to the terms and provisions contained herein, Seller hereby agrees to sell, assign, transfer and convey to Buyer at Closing (as defined hereafter), and Buyer hereby agrees to purchase from Seller at Closing, certain properties, assets and rights of Seller as described as follows, and as identified on Exhibit A attached hereto and incorporated herein by reference:

                  (i)      All cash and cash equivalents of Seller;

                  (ii) All Seller's trade accounts receivable as of the date of Closing;

                  (iii) All of Seller's inventory (the "Disposable Inventory") of industrial hardware supplies and samples;

                  (iv) All of Seller's equipment inventory (the "Equipment Inventory"; the Disposable Inventory and the Equipment Inventory are sometimes hereinafter collectively referred to as the "Inventory");

                  (v) All right, title and interest, if any and of whatever kind or character, of Seller in and to all customer lists, customer files, customer information, marketing and promotional materials, manuals, marketing studies or analysis or any other records or memorandum relating in any manner whatsoever to Seller's customers (the "Customers") or sales of the Inventory (hereinafter collectively referred to as the "Customer Lists");

                  (vi) All  original  files,  books and  records of Seller  with
         respect  to  the  Customers  and  Customer  Lists  including,   without
         limitation, all Customer files, Customer account histories, Customer purchasing and payment history, Customer credit files, etc., as well as a list of all current and previous suppliers or manufacturers to the Business within the past two (2) years with sales in excess of Five Thousand and 00/100 Dollars ($5,000.00) per year;

                  (vii) To the extent such are assumable, all right, title and interest of Seller as of the date of Closing in, to and under the contracts, leases, franchises, agreements, arrangements, understandings, commitments and business relationships and all of Seller's rights (including rights of refund and offset), deposits, privileges, claims, causes of action and options relating to or pertaining to the Contract Rights; provided, however, except as is provided otherwise herein, Buyer does not assume any liability or responsibility relating to, or arising in connection hereby with any such Contract Rights;

                  (viii) All of Seller's right, title and interest in and to any and all income and payments due Seller arising out of the Business as of the date of Closing;

                  (ix) To the extent transferable, all right, title and interest of Seller as of the date of Closing in, to and under all permits and licenses relating to the Business or all or any of the Assets (as defined below);

                  (x) All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds, deposits and financial assurance requirements relating to any of the Assets or the Business;

                  (xi) All right, title and interest of Seller in and to any benefit of and the right to enforce the covenants and warranties, if any, the Seller is entitled to enforce with respect to the Assets against Seller's predecessors and title to the Assets;

                  (xii) All of Seller's right, title and interest in the name "KELIHER HARDWARE COMPANY," "KELIHER HARDWARE" and all related and similar names, logos and trade names including, without limitation, any of Seller's corporate, copyright, trademark, trade name and service mark rights and interest in such names, logos and trade names; provided, however, that Buyer hereby grants to Seller or its designee the right to repurchase the name "Keliher Hardware Company" as set forth in Section 7.1(b) below;

                  (xiii) All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of actions and options relating or pertaining to the Business or the Assets;

                  (xiv) All right, title and interest of Seller in and to the goodwill of the Business and Seller;

                  (xv) Seller's satellite Long Beach, California and Vernon, California business addresses;

                  (xvi) Seller's "800" and "888" telephone numbers and all business telephone numbers;

                  (xvii) All right, title and interest of Seller in and to the leasehold interest of Seller's satellite Long Beach, California commercial lease and Seller's Vernon, California commercial lease (the "Real Property Leases"), copies of which are attached hereto as
         Schedule 1.1(a)(xvii).

         All of the assets,  properties  and rights listed in this  subparagraph
(a) shall hereinafter be referred to collectively as the "Assets."

         (b) Notwithstanding anything to the contrary contained herein, the Assets shall not include (i) the original corporate minute book of Seller; (ii) all claims of Seller for refunds for any income taxes (whether federal, state, local, foreign or other) applicable to periods prior to the or after the date of Closing; (iii) any rights accruing as a result of, or any proceeds paid or payable in accordance with the Agreement; (iv) any and all insurance proceeds and insurance claims of Seller, except for proceeds and claims relating to any damage, loss or casualty to the Assets accruing after the execution of this Agreement but prior to the date of Closing; or (v) the assets and contracts specifically listed on Schedule 1.1(b) hereto (hereinafter collectively referred to as the "Excluded Assets").

         (c) It is expressly understood and agreed among the parties hereto that Buyer is not assuming, and shall not be deemed to assume, any liabilities of Seller relating to the Assets or arising out of the Business, except those specifically listed on Schedule 1.1(c) hereto (the "Assumed Liabilities").

         Section 1.2       Purchase Price and Other Consideration.

         (a) The total consideration to be paid by Buyer to Seller (the "Purchase Price") for all of the Assets purchased hereunder shall be equal to
(i) Thirty-Three  Thousand Five Hundred (33,500) shares of Buyer's common stock,
(ii) the payment of Seller's outstanding loan (the

"Keliher Loan") from George in the amount of Twenty Thousand and No/100 Dollars ($20,000.00), together with the payment at Closing or, at Buyer's sole option, the assumption by Buyer of those other liabilities and obligations of Seller identified on Schedule 1.1(c) hereto, as may be adjusted by Buyer upon Buyer's determination of a material change in the Business, as set forth in Section 1.2(b) below. Buyer hereby grants the option to Seller to receive, at Seller's sole option, a portion of the Purchase Price in cash at Closing in an amount not to exceed Thirty-Five Thousand and No/100 Dollars ($35,000.00) in lieu in a portion of the Buyer's common stock set forth above. In the event Seller elects for a portion of the Purchase Price to be paid in cash, the number of shares of Buyer's common stock to be issued to Seller shall be proportionately decreased by a number of shares equal to the cash Purchase Price divided by the fair market value of a share of Buyer's common stock as of the Closing Date, which fractional number shall be rounded to the nearest whole share. The Purchase Price shall be payable at or before Closing by (a) the issuance to Seller or Seller's designee(s)of certain common stock of Buyer, and, if Seller so elects,
(b) delivery by Buyer of one or more certified checks or wire transfers drawn on Buyer's bank account of an amount not to exceed Thirty-Five Thousand and No/100 Dollars ($35,000.00), either payable to Seller, and (c) assumption of certain obligations of Seller as set forth specifically on Schedule 1.1(c) hereto.

         (b) In addition, Buyer and Seller agree and acknowledge that, at the sole option of Buyer, (i) the Purchase Price may be adjusted by Buyer, or (ii) Buyer may elect to terminate all of its obligations under this Agreement with no further obligation of Buyer, in the event of a material change in the Business prior to the Closing; for purposes of illustration but not for purposes of exclusion, a "material change" in the Business would include but shall not be limited to (x) a loss of a one or more customer relationship(s) which constitute individually or in the aggregate more than ten percent (10%) by gross revenue of Seller or (y) a decrease in the "net asset value" of Seller's November 30, 1998 financial statements which were previously provided to Buyer below the amount of Two Hundred Fifty and 50/100 Dollars ($250,000.00). For purposes of this Section 1.2(b) and Section 3.1 below, the term "net asset value" shall mean the book value of Seller's cash, accounts receivables and Inventory, less accounts payable, the Union Bank of California Loan (as defined below) and the shareholders loans set forth on Seller's November 30, 1998 financial statements. The parties agree and acknowledge that Seller's loss of Morrow-Mealows as a customer shall be an exception to this Section 1.2(b).

         (c) After the Closing, Buyer (i) shall offer employment to George and John, and such parties agree to be employed by Buyer, subject to the terms and conditions set forth in the Employment Agreements on Exhibits B and C, respectively, which are incorporated herein for all purposes, and (ii) may, but shall not be obligated to, offer employment on a temporary or permanent basis to the other employees of Seller. Seller shall encourage all employees offered employment by Buyer to accept employment with Buyer and Seller shall not, directly or indirectly solicit the employment of or seek to retain the services of any such employee without the prior consent of Buyer.

         (d) The parties hereto acknowledge and agree that Buyer shall not be required to, nor shall Buyer assume, adopt or accept any other employee benefit plan, contract, practice, program, policy or arrangement or any kind of Seller, including without limitation, any stock option, bonus, compensation, retirement, profit sharing, vacation, retirement, medical, disability benefit, life insurance or severance pay plan, contract, practice, program or policy or arrangement and shall have no liability whatsoever under any such employee benefit plan, contract, practice, program, policy or arrangement.

         Section 1.3 Physical Inventory. Buyer and Seller hereby acknowledge and agree that after the close of business of Seller on December 31, 1998 and within fifteen (15) days of the date of Closing, Buyer or its designee may perform a physical inventory of Seller's Inventory to compare the actual Inventory to the list set forth on Exhibit A.

         Section 1.4 Compliance with Uniform Commercial Code - Bulk Transfers. Seller and Buyer acknowledge and agree that the purchase and sale of the Assets may be subject to Chapter 6 of the Uniform Commercial Code enacted in the State of California regarding bulk transfer. In that regard, Seller hereby agrees to indemnify, defend and hold harmless Buyer, and Buyer's directors, officers and agents from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney's fees, asserted against or imposed upon or incurred by Buyer, its directors, officers and agents, as the case may be, directly or indirectly, in whole or in part, resulting from any alleged noncompliance of such former provisions by Seller.

         Section 1.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in a schedule to be delivered by Buyer to Seller within thirty (30) days of the Closing Date, subject to adjustments, as provided in Section 1.2(a) hereof; and the parties agree (a) to comply with all filing, notice and reporting requirements described in Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) that, without the consent of both parties, neither party will make any representation to any party as to such allocation that is at variance with the allocation set forth on such schedule.

                                   ARTICLE II

                               REPRESENTATIONS AND
                      WARRANTIES OF SELLER, GEORGE AND JOHN

         Seller, George and John hereby jointly and severally represent and warrant to Buyer as follows, and acknowledge that Buyer is relying on such representations and warranties, in connection with the purchase by Buyer of the Assets and consummation of the other transactions described herein.

         Section 2.1       Title to and Ownership and Condition of Assets.

         (a) Seller has, at the Closing, and shall convey to Buyer, good and indefeasible title to the Assets, free and clear of all liens, security interests, claims, demands, charges or other encumbrances of any kind and character whatsoever, save and except for any lien burdening the Assets as a result of the Assumed Liabilities.

         (b) There are no outstanding contractual or other rights of third parties to acquire any portion of the Assets, and there are no outstanding agreements, options or other arrangements or commitments which would require Seller to obtain the consent of any party to effect the consummation of the transactions contemplated hereby, except for any notification or consent required from Union Bank of California relating to the bank indebtedness (the "Union Bank of California Loan").

         (c) Seller shall pay its remaining liabilities (other than the Assumed Liabilities) that exist as of the date of Closing in the ordinary course of business, and shall fulfill and satisfy, during the period after the Closing, all of its debts, obligations and liabilities (other than the Assumed Liabilities) existing as of the Closing Date, in order to ensure that the purchase of the Assets by Buyer is effective against any and all persons holding claims against Seller based on transactions or events occurring prior to the Closing.

         Section 2.2 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller conducts its Business and maintains its properties in such jurisdiction and is presently qualified as a foreign or domestic entity under the laws of all jurisdictions in which it conducts its Business. Seller has the requisite power and authority to own or lease its properties and to carry on its Business as, and in the places where, such properties are owned or leased and such Business is conducted. There are 3025 issued and outstanding shares of Seller's $10 per share common stock.

         Section 2.3 Power and Authority. Seller has the power, authority and legal right to enter into and perform this Agreement and all other documents or instruments contemplated herein, and the execution, delivery and performance of such agreements and the consummation of the transactions contemplated thereby will not (i) result in any breach of, default under, violation of, or conflict with or require consent under any term or provision of Seller's Articles of Incorporation or Bylaws, (ii) result in any material breach or default under any mortgage, loan agreement, deed of trust, indenture or other loan-related instrument to which Seller is a party or by which it is bound (except for the Union Bank of California Loan), (iii) violate any order, writ, injunction or decree applicable to any Seller, or (iv) violate any provisions of laws, rules or regulations to which any Seller is subject. This Agreement constitutes, and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery by Seller, shall constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or similar laws for general equitable principles, or as otherwise set forth herein.

         Section 2.4 Inventory. Seller shall be present during, and shall warrant the results of, the Physical Inventory as of the Closing Date. No items included in Inventory are or will be pledged as collateral (other than in connection with the Union Bank of California Loan) or held by Seller, as applicable, on consignment from others.

         Section 2.5 Accounts Receivable. Except as set forth in Schedule 2.5 attached hereto and incorporated herein for all purposes, all the receivables of Seller reflected in the financial statements of Seller dated November 30, 1998 (the "Financial Statements"), arising after the applicable dates of the Financial Statements, or recorded on the books of the Company as of the Closing Date relating thereto (i) did or will represent bona fide indebtedness, (ii) arose or will have arisen on or prior to the Closing Date in the ordinary course of business, and (iii) were or will be subject to no prior assignment, claim, lien or security interest (other than liens as disclosed in Schedule 1.1(c) attached hereto for all purposes). The bad debt reserves, if any, established in connection with such receivables are in conformity with generally accepted accounting principles.

         Section 2.6 Liabilities and Litigation. At Closing, there shall be no liabilities of any kind whatsoever (except for the Union Bank of California
Loan), whether accrued, absolute, contingent, determined or determinable, which would encumber the Assets or title thereto or result in any liability to Buyer with respect thereto. At Closing there shall exist no claim, circumstances or matter whatsoever, of or relating to the Assets or the Business (other than in connection with the Assumed Liabilities) which would encumber the title thereto or result in any liability to Buyer with respect thereto; provided, however, Seller shall be permitted to discharge such obligations within a commercially reasonable period of time after the Closing but shall not permit any encumbrances or liens to attach to the Assets. There are no actions, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against Seller or any shareholder of Seller or any of their respective properties or rights, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Agent" and "Agency"). Seller is not, nor is any shareholder of Seller, directly or indirectly, subject to any continuing court or Agency order, writ, in junction or decree applicable specifically to it, the Assets or the Business. Seller shall continue to be solely liable for, and Buyer is not assuming responsibility or liability for, all matters described in this Section 2.6, unless specifically set forth as the Assumed Liabilities.

         Section 2.7 Breach of Other Agreements. Except as set forth on Schedule 2.7, Seller warrants that the execution of this Agreement or any documents contemplated herein, and the consummation of the transactions contemplated herein, will not violate, conflict with, modify or breach (i) any material term or provision of, or cause a default under, or be an event which, with notice and/or lapse of time, would constitute a default under, or result in the acceleration of, or result in the creation of any encumbrance upon any of the Assets pursuant to any material contract or agreement to which Seller is a party, (ii) any judgment, decree, writ, order or injunction of any court or arbitration body relating to the Assets or Seller, or (iii) any order or other action of any governmental authority, commission, bureau or administrative agency.

         Section 2.8 Taxes. Seller has duly filed all federal, state, local and other tax returns, including, without limitation, all federal and state payroll tax returns, all federal and state income and/or franchise tax returns and state or local sales tax returns, which are or were required to be filed by it as of Closing. Seller has paid all taxes that have become due, have accrued or have been or will be assessed against it, including all taxes, penalties and interest which any taxing authority has proposed or asserted to be owing on or relating to its Business or Assets for all periods through the Effective Date; provided, however, that Buyer shall cooperate with Seller in assuming Seller's obligation for December sales taxes and providing sufficient information to Seller to allow Seller to file its December sales tax returns. There are no tax deficiencies or claims presently being asserted against any Seller relating to the Assets or the operation of its Business. There is no pending or threatened claim by any federal, state or local taxing authority against or with respect to any Seller for payment of additional taxes for any period prior to the date hereof. No Seller has executed any waiver or extension of any statute of limitations relating to assessment or collection of taxes, and neither has any such waiver or extension been executed on behalf of it nor is any such waiver or extension in force with respect to or applicable to Seller. Notwithstanding anything to the contrary contained herein, all risk and liability with respect to any tax obligation or liability of Seller relating to or arising with respect to its ownership, use, control or operation of the Assets or the Business during any period up to and including the Closing Date, or arising as of a result of the transactions contemplated herein, shall be borne exclusively by Seller.
         Section 2.9 Compliance with Laws. To the best of its knowledge, Seller has not violated and is not now in violation of, any federal, state or municipal law, ordinance, order, regulation or requirement affecting the Assets, and no written notice of any such violation has been issued by any governmental authority.

         Section 2.10 Prior Bulk Sales. During the period beginning four (4) years prior to the Closing Date and continuing through the Closing Date, Seller has not transferred in bulk or otherwise not in the ordinary course of its business all or any major part of the materials, supplies, merchandise or other inventory of the Business, or any substantial portion of the equipment of the Business, in connection with a bulk transfer of its Inventory.

         Section 2.11 No Finder's Fees. Seller has not made any agreement with any broker or other person or entity or taken any action which would cause any broker or other person or entity to become entitled to any fee or commission in connection with the transactions contemplated hereby.

         Section 2.12 Attachments and Other Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by or against Seller relating to the Business or the Assets.

         Section 2.13 Governmental and Other Consents. No consent, approval or other authorization of any governmental authority or other third party is required in connection with the execution or delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

         Section 2.14      Employees and Benefits.

         (a) Seller is not a party to, or bound by, any collective bargaining agreements or other labor agreements. Schedule 2.14 contains a list of all written and oral employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, benefit or incentive plans or similar contracts to which Seller is a party or by which it is bound. Furthermore, Seller is not in default with respect to any of such agreements, which default would materially and adversely effect the Business or the Assets of Seller, and all such plans and contracts, if any, are in compliance with all federal, state and local laws, the violation of which would materially and adversely effect the Business or Assets of Seller (including minimum funding requirements). All returns and reports with respect to such plans and contracts required to be filed by Seller have been filed with all appropriate governmental offices or departments in a timely manner.

         (b) Schedule 2.14 sets forth all oral and written plans or agreements to which Seller is a party and which constitute "fringe benefits" to its employees, including without limitation, vacation plans or programs, sick leave plans or programs, employee discounts and related benefits. Correct copies of all written agreements, plans and programs, certified by Seller, George and John, will be made available to Buyer prior to the Closing. Seller is in compliance with all federal, state and local laws respecting employment, wages and hours and occupational safety and health standards. Seller is not engaged in the unfair or unsafe labor practices nor have any unfair or unsafe labor practices or other complaints been filed against Seller or threatened to be filed against Seller with or by any agency or instrumentality of any state or local government. Seller is in full compliance with the terms of all contracts, agreements, plans and programs described herein.

         Section 2.15      Environmental Matters.

         (a) Seller, and the properties and Assets of Seller, are in compliance with all material respects with all existing Environmental Laws (as hereinafter defined);

         (b) To the best knowledge of Seller, George or John, there are no present or past Environmental Conditions (as hereinafter defined) or violations of any existing Environmental Law in any way relating to Seller or any of its present or former assets or properties that is likely to lead to the imposition of any liability or that Seller should reasonably expect would give rise to any civil or criminal litigation, suit, action, claim, proceeding or investigation by any person, including any Governmental Authority (as hereinafter defined);

         (c) There are no aboveground or underground waste disposal units, including landfills, surface impoundments, pits, ponds or lagoons, whether or not in use or to the knowledge of Seller, formerly used and still containing Contaminants (as hereinafter defined), or any underground storage tanks, or subsurface disposal systems, including injection wells, dry wells, leach field or septic systems on any property of Seller;

         (d) There is no pending, or to the best knowledge of Seller, George or John, threatened civil or criminal litigation or suit, action, claim, proceeding or investigation by any person, including any Governmental Authority, or written notice of violation of, or formal administrative proceedings relating to, any existing Environmental Laws involving Seller of any of its Assets or properties;

         (e) "Contaminants" shall mean any material, pollutant, substance or waste which is defined in, regulated by or subject to any Environmental Law, including asbestos and asbestos containing materials;

         (f) "Environmental Conditions" shall mean the ambient state of (1) the surface, sub-surface, soil, air, surface waters, including streams, channels, marshes and wetlands, groundwater, wastewater, leachate and run-on and run-off of precipitation beneath, interior or exterior to any building or improvements;
(2) any and all structures above and below ground, improvements, appurtenances, pipes, pumps, valves, fittings, tanks, vessels and containers; and (3) any and all systems for the collection, treatment, storage or disposal of Contaminants;

         (g) "Environmental Laws" shall mean all Governmental Rules relating to the protection or pollution of the environment or community health and safety, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act and any similar or analogous statutes, regulations and decisional law of any Governmental Authority, as now exist; and

         (h) "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or any jurisdiction, municipality or other political subdivision thereof where the Company is now operating or has operated.

         Section 2.16 Investment Representations. Seller, George, John and all other shareholders of Seller, jointly and severally, hereby make the following representations and warranties to Buyer with regard to Buyer's common stock which will make up all or a part of the Purchase Price:

         (a) The stock of Buyer to be issued to Seller will be acquired for investment for Seller's own account for investment only, not as a nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering of securities within the meaning of the Securities Act of 1933, as amended, or any other applicable securities law, and Seller has no present intention of selling, granting a participation in or otherwise distributing the same. Seller represents that the entire legal and beneficial interest of the common stock of Buyer will be held for Seller's account only, neither in whole or in part for any other person. By executing this Agreement and related certificates required by Buyer, the undersigned further represents that it has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the common stock of Buyer. Seller understands that the common stock of Buyer to be issued hereunder has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and that such common stock may not be transferred without an effective registration statement covering such shares under such securities laws, or an opinion of counsel or other evidence satisfactory to Buyer in its sole discretion that registration is not required under the applicable securities laws. These restrictions under the applicable securities laws are in addition to those restrictions contained in this Agreement. Seller represents and warrants that it, along with its advisors, is knowledgeable in making investments similar to the purchase of the common stock of Buyer, and is able to bear the risk of such illiquidity in its investment and the economic risk of such investment. Seller hereby additionally represents, warrants and acknowledges that it has been given the opportunity to review such information about Buyer so as to make a fully-informed decision to purchase the common stock of Buyer, and further that no guarantees have been given by Buyer about the value of the common stock of Buyer.

         (b) Seller understands and acknowledges that the common stock of Buyer to be issued pursuant to the Agreement has not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or any other applicable state securities laws.

         (c) The share certificate(s) issued to Seller representing common stock of Buyer or any share certificate(s) issued or issuable in respect of any such common stock of Buyer upon any stock split, stock dividend, recapitalization or similar event, shall contain the following restrictive legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ("SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ENACTED IN THE UNITED STATES OF AMERICA (THE "U.S. ACT"), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT") OR THE LAWS OF ANY OTHER COUNTRY OR LAWFUL JURISDICTION (THE "OTHER APPLICABLE LAWS"). ACCORDINGLY, THE HOLDER OF THIS CERTIFICATE MAY NOT OFFER, SELL, RENOUNCE OR TRANSFER THE SHARES DIRECTLY OR INDIRECTLY IN THE UNITED STATES OR TO A UNITED STATES CITIZEN, RESIDENT, OR RESIDENT ALIEN ("AMERICAN NATIONAL") UNLESS DONE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE U.S. ACT, RULE 144 UNDER THE U.S. ACT, ANY APPLICABLE STATE ACT, AND ALL OTHER APPLICABLE LAWS OR AS PART OF A TRANSACTION IN CONNECTION WITH WHICH THE COMPANY HAS RECEIVED AN
         OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR THAT COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS IS NOT REQUIRED."

         "THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, TO ANY PURCHASER OUTSIDE THE UNITED STATES OR WHO IS NOT AN AMERICAN NATIONAL UNLESS THE TRANSACTION IS IN COMPLIANCE WITH THE U.S. ACT, THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH THE OFFER AND/OR SALE TAKES PLACE AND ALL OTHER APPLICABLE LAWS AND REGULATIONS."

         (d) Seller acknowledges that the common stock of Buyer held by the undersigned must be held subject to Rule 144 and other applicable provisions of the Securities Act. Seller, George and John represent, warrant and acknowledge that the common stock of Buyer shall not be transferrable except on the conditions specified in this Agreement and Rule 144 of the Securities Act, and accordingly, any intended transfer, assignment or sale by Seller prior to such applicable waiting period under Rule 144 or in violation of other applicable provisions of the Securities Act shall be null and void.

         (e) The certificates evidencing the common stock of Buyer shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

         (f) Buyer shall use its reasonable best efforts to file a registration statement or secondary registration under the Securities Act with the Securities Exchange Commission within twelve (12) months after the Closing Date of the transaction contemplated in this Agreement. It is the intention of Buyer to cover all shares of common stock of Buyer issued to Seller; provided, however, that the obligations of Seller set forth in this Section 2.16 (f) are expressly conditioned on the following obligations of Seller:

                  (i) Seller shall promptly furnish all information requested by Buyer regarding Seller to the extent such information is requested in connection with the registration or qualification of the common stock of Buyer with the Securities Exchange Commission or any state securities commission;

                  (ii) Seller shall comply with all provisions of federal and state securities laws in connection with an offer, sale and distribution of the common stock of Buyer; and Seller shall indemnify Buyer, its directors and officers, its underwriters, if any, any experts set forth on the applicable registration statement and any person who controls Buyer within the meaning of the Securities Act against any and all claims, losses, damages and liabilities arising out of and based on any untrue statement (or alleged untrue statement) and any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse Buyer, such directors, officers, persons, experts or underwriters for any and all legal or any other expenses reasonably incurred in connection with the investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission), is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to any such party by Seller specifically for the use therein.

         (g) Seller has had the opportunity to review with its own tax advisors the tax consequences to the undersigned of the Agreement and transactions contemplated thereby. Seller understands that it must solely rely on its advisors and not on any statements or representations by Buyer or any of its agents. Seller understands that it (and not Buyer) shall be responsible for any such tax liability that may arise as a result of the Agreement or any transactions contemplated thereby.

         Section 2.17 Enforceability. This Agreement and any other agreement to be entered into pursuant to the terms hereof or as contemplated hereby by Seller constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally and the application of general principles of equity.

         Section 2.18 Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement or certificate furnished or to be furnished by Seller to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statement or facts contained herein or therein not misleading. No Seller has withheld, and no Seller will withhold, from Buyer knowledge of any events, conditions or facts of which Seller has knowledge which could materially and adversely affect the Assets or Buyer.

                                   ARTICLE III

                      COVENANTS OF SELLER, GEORGE AND JOHN

         Seller, George and John hereby jointly and severally covenant and agree with Buyer as follows:

         Section 3.1 Conduct of Business. From November 30, 1998 to the Closing, Seller will, in all material respects, and will cause such entities to, conduct its Business in the ordinary course and use good faith and commercially reasonable efforts to preserve such Business, and shall not, without Buyer's prior written consent, impair or fail to use its best efforts to preserve its relationships with employees, suppliers, Customers, creditors and others having business relationships with Seller. In this regard, Seller's net asset value shall not decrease below the amount of Two Hundred Fifty and No/100 Dollars ($250,000.00) based upon Seller's November 30, 1998 financial statements which were provided to Buyer.

         Section 3.2 Notices and Approvals. Prior to the Closing, Seller shall, at its sole expense, promptly give all notices to and use its best efforts to obtain all consents from third parties which may be necessary or deemed desirable by Buyer in connection with this Agreement and the consummation of the transactions contemplated hereby, including without limitation, those shown on
Schedule 3.2 hereto. If all such consents are not forthcoming by the date of Closing, Seller shall continue to use their best efforts to obtain all such consents, at the sole expense of Buyer.

         Section 3.3 Fulfillment of All Covenants and Obligations. Seller shall satisfy and fulfill all of its other obligations and covenants set forth in this Agreement or as may otherwise be contemplated herein or necessary or appropriate to consummate the transactions set forth herein.

         Section 3.4 Certified Corporate Documents. At or prior to the Closing, Seller shall deliver to Buyer certified copies of the resolutions of its Board of Directors and shareholders authorizing this Agreement and the consummation of the transactions contemplated hereby and Certificates of Incumbency of George and John, who shall be authorized to sign and execute this Agreement and all ancillary documents on behalf of Seller.

         Section 3.5 Good Standing. At the Closing, Seller shall deliver to Buyer a current certificate of good standing from the State of California and all other jurisdictions in which Seller is qualified to do business.

         Section 3.6 Termination of Seller's Business. Seller shall use its best efforts to sell and/or close all remaining portions of its Business which are not acquired by the Buyer pursuant hereto and which would otherwise violate the Covenants Not to Compete, Trade Secrets or

Confidentiality set forth in Sections 3.11, 3.12 or 3.13 hereto as soon as possible after the Closing Date.

         Section 3.7 Material Change. From December 1, 1998 to the date of Closing, Seller shall promptly inform Buyer in writing of any material adverse change to the Business or the Assets. Notwithstanding the disclosure to Buyer of any such material adverse change, Seller shall not be relieved of any liability to Buyer pursuant to this Agreement or, nor shall provide such information by Seller to Buyer be deemed a waiver by Buyer of, the breach of any representation or warranty of Seller contained in this Agreement.

         Section 3.8 Material Contracts. From December 1, 1998, Seller shall not, without the prior written consent of Buyer, incur any obligation in excess of $5,000.00; make any purchases in excess of $5,000.00 in the aggregate; increase the compensation paid or payable to any officer, director, employee or agent of any Seller; or otherwise take any action outside the ordinary course of business.

         Section 3.9 Contracts. Except with Buyer's prior written consent, Seller shall not waive any material right or cancel any material contract, debt or claim that constitutes an Asset.

         Section 3.10      Non-Competition; Confidentiality.

         (a) Seller recognizes and acknowledges that it will derive substantial benefit from the consummation of the transactions contemplated by this Agreement. Seller further recognizes and acknowledges that Buyer is making a substantial investment pursuant to this Agreement in reliance upon the fact that the knowledge and expertise developed by Seller and its management of the affairs of Seller and in the Business will be preserved and will not be used in competition with the Business purchased by Buyer. Seller hereby agrees that it is reasonable and necessary for the protection of Buyer and the Business to be purchased by Buyer that Seller agrees to take all necessary actions to assure that Seller will not, directly or indirectly, except for the benefit of Buyer or with the prior written consent of Buyer, which consent may be granted or withheld at Buyer's sole discretion:

                  (i) Own, manage, engage in, control, be employed by, participate in or be connected with, in any manner whatsoever, the ownership, management, operation or control of any business which sells, promotes or distributes products or services, or which otherwise performs services, which are reasonably like and which may reasonably compete with those products or services previously offered by the Seller, any affiliate or subsidiary of Seller or the Buyer at any time during the term of this Agreement;

                  (ii) Canvas, solicit or accept business from "Customers of the
         Buyer" after the Closing (except on behalf of the Buyer) which, for purposes of this Agreement, shall mean any person or entity which has been contacted by Seller or its affiliates or subsidiaries, or has engaged in business with Seller or any of its affiliates or subsidiaries, during the two (2) year period prior to the effective date of this Agreement;

                  (iii) Directly or indirectly request or advise any Customer of the Buyer to withdraw, curtail or cancel such Customer's business with the Buyer, or otherwise interfere with the business relationship between such Customers and the Buyer, or any of its affiliates or subsidiaries;

                  (iv) Otherwise aid, consult or assist anyone engaged in any business which is competitive with the "Business of the Buyer," which "Business of the Buyer" shall include all business activities in which the Buyer or any of its affiliates or subsidiaries is engaged at any time after the date of Closing (including, but not limited to, the manufacturing of print band equipment, operation of the business of print band engineering, sales and the acquisition of such types of business) or in which the Buyer or any of its affiliates or subsidiaries plans to engage after the date of Closing; or

                  (v) communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies, systems, methods or any other business data or secrets of the Buyer, any of the Buyer's affiliates or subsidiaries.

         (b) Seller's covenants against competition as set forth in subparagraph
(a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the Effective Date of this Agreement. The restraints against competition imposed on and agreed to by each Seller hereunder shall apply to, and be enforceable in, the State of California, and/or an area within fifty (50) miles of any location where the Buyer, or any of its affiliates or subsidiaries, or any Acquisition Candidate, is doing business.

         (c) The restrictions set forth in this Section 3.10 shall apply only to Seller and shall not apply to either George, individually, or John, individually. Any restrictions on competition regarding George and John shall be limited to those restrictions as set forth in the respective Employment Agreements of these individuals.

         Section 3.11      Trade Secrets.

         (a) In consideration of the employment of George and John under the terms of the Employment Agreements and in consideration of the exhaustive benefits derived by Seller under the terms of this Agreement, Seller covenants and agrees that it will not, directly or indirectly, for its own account or benefit, or for the account or benefit of any other person or party, communicate to any person or entity any trade secrets, customer lists, information (financial or otherwise), strategies or any other business data or secrets of Buyer.

         (b) Seller's  covenant against  disclosure as set forth in subparagraph
(a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years from the Effective Date of this Agreement.

         Section 3.12      Nondisclosure of Confidential Information.

         (a) Seller  acknowledges  that  Buyer may  disclose  or has  previously disclosed certain confidential information to such party. Seller hereby covenants and agrees that it will not, without prior written consent of Buyer, at the closing or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of Buyer whether acquired prior to or after the Closing Date. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, plans, or any other information of whatever nature in the possession or control of Buyer which has not been published or disclosed to the general public, or which gives to Buyer an opportunity to obtain an advantage over competitors who do not know of or use it.

         (b) The foregoing paragraph shall not be applicable if and to the extent Seller is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after such party and his legal counsel urge that the aforementioned confidentiality be preserved.

         (c) Any breach of this nondisclosure covenant will result in the waiver by Seller of any and all rights to compensation, if any, unpaid at the time of the breach. In such event Buyer shall have no further obligation to pay any amounts related thereto.

         Section 3.13      Remedy for Breach.

         (a) The parties hereto, recognizing that irreparable injury will result to Buyer, its business and property in the event of a breach or threatened breach of any of the above covenants in Section 3.10, 3.11 or 3.12, respectively, by Seller and that Buyer's purchase of the Assets pursuant hereto, agree that in the event of a violation of any of the covenants herein against competition or disclosure of confidential information by Seller:

                  (i) George's and John's employment described hereunder may be terminated in the sole discretion of Buyer;

                  (ii) all payments otherwise due hereunder to Seller, including without limitation the Deferred Purchase Price, may be immediately terminated without further obligation to the Buyer in the sole discretion of the Buyer; and

                  (iii) in addition to any other legal or equitable remedies and damages available, the Buyer shall be entitled to the issuance of restraining orders or injunctions, both temporary and permanent, in order to restrict the violation thereof by Seller, its partners, agents, servants, employees and employers, and all persons acting directly or indirectly for or with it.

         (b) The restrictive covenants contained in this Agreement shall survive the date of Closing and any termination of George's or John's employment provided under the terms of the respective Employment Agreements and provided under the terms of this Agreement and any termination of this Agreement, and shall be enforceable according to their respective terms.

         (c) If any court of competent jurisdiction should hereinafter determine in the course of litigation that the provisions of this paragraph are unreasonable with respect to length of time, geographical area, or activities so restrained, then this clause shall be construed to operate for such period of time and such geographical area or areas and in respect of such activities as said court shall determine to be the maximum reasonable restraint in the circumstances, and the parties agree to submit such question or questions to such court in the event of any such determination of unreasonableness.

         (d) The waiver of any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either such party. The failure to enforce any provision(s) of the Agreement shall not be construed as a waiver of such provision(s).

         (e) The covenants of Sections 3.10, 3.11, 3.12 or 3.13 hereof shall survive the Closing of this Agreement, and be enforceable according to their terms.

         Section 3.14 Conflict with Employment Agreement. In the event of any conflict between the terms and provisions of Sections 3.10, 3.11, 3.12 or 3.13 and those of Article IV of the Employment Agreement, the terms and provisions of Sections 3.10, 3.11, 3.12 or 3.13, as the case may be, of the Agreement shall govern; provided, however, that the invalidity or unenforceabilty of all or a part of such Article IV shall not have any effect upon the validity or enforceability of Sections 3.10, 3.11, 3.12 or 3.13, as the case may be.

                                   ARTICLE IV

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to purchase the Assets and consummate the transactions at the Closing shall be subject to the satisfaction on or prior to the Closing Date (as defined below) of all of the following conditions, except such conditions as Buyer may waive in writing:

         Section 4.1 Representations, Warranties and Covenants of Seller. All of the representations and warranties of Seller contained herein shall be accurate in all material respects when made and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained herein with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made as of the Closing Date, and Seller shall have complied in all material respects with all of its respective agreements and covenants contained herein to be performed on or prior to the Closing Date.

         Section 4.2 Further Action. All action that shall be required to be taken by Seller in order to effect the sale and transfer of the Assets to Buyer and to consummate the other transactions contemplated herein shall have been taken.

         Section 4.3 Authorizing Resolutions. Seller shall have delivered to Buyer copies of evidence of authority for Seller relating to consummation of the transactions contemplated herein.

         Section 4.4 Opinion of Counsel of Seller. Seller's counsel shall have delivered to Buyer an opinion of counsel in the form shown on Exhibit D attached hereto and incorporated herein for all purposes.

                                    ARTICLE V

                            REPRESENTATIONS OF BUYER

         Buyer hereby represents and warrants to Seller as follows, and acknowledges that Seller is relying upon such representations and warranties, in connection with the purchase by Buyer of the Assets and the consummation of the other transactions described herein.

         Section 5.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer conducts its business and maintains its properties in each jurisdiction and is presently qualified as a foreign or domestic entity under the laws of all jurisdictions in which it conducts its business. Buyer has the requisite power and authority to own or lease properties and to carry on its businesses as, and in the places where, such properties are owned or leased and such business is conducted.

         Section 5.2 Power and Authority. Buyer has the power, authority and legal right to enter into and perform this Agreement and all other documents or instruments contemplated herein, and the execution, delivery and performance of such agreements and the consummation of the transactions contemplated thereby will not (i) result in any breach of, default under, violation of, or conflict with or require consent under any term or provision of Buyer's Certificate of Incorporation or Bylaws, (ii) result in any material breach or default under any mortgage, loan agreement, deed of trust, indenture or other loan-related instrument to which any Buyer is a party or by which it is bound, (iii) violate any order, writ, injunction or decree applicable to any Buyer, or (iv) violate any provisions of laws, rules or regulations to which any Buyer is subject. This Agreement constitutes, and all other agreements and documents executed in connection herewith by Buyer upon due execution and delivery by Buyer shall constitute valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws for general equitable principles, or as otherwise set forth herein.

         Section 5.3 Breach of Other Agreements. The execution of this Agreement or any documents contemplated herein, and the consummation of the transactions contemplated herein, will not violate, conflict with, modify or breach (i) any material term or provision of, or cause a default under, or be an event which, with notice and/or lapse of time, would constitute a default under, or result in the acceleration of, or result in the creation of any encumbrance upon any of the Assets pursuant to any material contract or agreement to which Buyer is a party, (ii) any judgment, decree, writ, order or injunction of any court or arbitration body relating to the Assets, or (iii) any order or other action of any governmental authority, commission, bureau or administrative agency.

         Section 5.4 Taxes. Buyer has duly filed all federal, state, local and other tax returns, including, without limitation, all federal and state payroll tax returns, all federal and state income and/or franchise tax returns and state or local sales tax returns, which are or were required to be filed by it as of Closing. Buyer has paid all taxes that have become due, have accrued or have been or will be assessed against it for all periods through the date of Closing. There are no tax deficiencies or claims presently being asserted against Buyer relating to the operations of its business.

         Section 5.5 Finder's Fees. Buyer has not made any agreement with any person or entity or taken any action which would cause any person or entity to become entitled to any fee or commission in connection with the transactions contemplated hereby.

         Section 5.6 Attachments and Other Proceedings. There are no attachments, executions, assignments for the benefit of creditors, receiverships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by or against Buyer.

         Section 5.7 Governmental and Other Consents. No consent, approval or other authorization of any governmental authority or other third party is required in connection with the execution or delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

         Section 5.8 Full Disclosure. No representation or warranty of Buyer made in this Agreement, nor any written statement or certificate furnished or to be furnished by Buyer to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain, any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statement or facts contained herein or therein not misleading. Buyer has withheld, nor will it withhold, from Seller knowledge of any events, conditions or facts of which Buyer has knowledge which could materially and adversely affect the Assets or Seller.

                                   ARTICLE VI

                               COVENANTS OF BUYER

         Section 6.1 Assumption of Liabilities. Buyer hereby covenants to, effective with the date of Closing, assume the Assumed Liabilities as set forth in Schedule 1.1(c). Buyer shall undertake to remit payment for the Assumed Liabilities, including without limitation the accounts payable assumed by Buyer, to be paid in the normal course of business on a basis consistent with its normal business practices.

         Section 6.2 Fulfillment of all Covenants and Obligations. Buyer shall satisfy and fulfill all of its other obligations and covenants set forth in this Agreement or as may otherwise be contemplated herein or necessary or appropriate to consummate the transactions set forth herein.

         Section 6.3 Certified Corporate Documents. At or prior to the Closing, Buyer shall deliver to Seller or its representative certified copies of the resolutions of its Board of Directors authorizing this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                                     CLOSING

         Section 7.1 Closing. (a) The closing (the "Closing") of the purchase and sale of the Assets and the other transactions contemplated hereby shall take place at the offices of Buyer beginning at 10:00 a.m. on January 15, 1999 (the "Closing Date"), or at such other place, date and time as the parties may agree upon in writing. The Closing of the transactions contemplated herein shall be effective as of the close of business on December 31, 1998 ("Effective Date"). In particular, the parties hereto shall deliver the following at the Closing:

                  (i) Seller shall deliver to Buyer fully and validly executed bills of sale, filings, assignments, licenses, consents and all other documents contemplated or specifically identified in this Agreement or which are otherwise necessary or appropriate to fully effectuate the transfer of the Assets to Buyer as contemplated herein.

                  (ii) Buyer shall deliver to Seller the Purchase Price as specified in Section 1.2 hereof, including any certificates of Seller deemed necessary by Buyer to issue the applicable certificates of stock and cash, as applicable.

                  (iii) Seller shall deliver to Buyer possession of all books, accounts, records, documents, agreements and reports (excluding any original minute books) held by Seller with respect to the Customers.

                  (iv) Buyer shall deliver to George and John, respectively, the Employment Agreements.

                  (v) Seller's counsel shall deliver to Buyer the opinion of counsel as set forth in Section 4.4 hereof.

         (b) Following the Closing Date, Buyer and Seller hereby agree to provide for the following:

                  (i) Seller shall, as soon as possible following the Closing Date, but in no event later than thirty (30) days following the Closing Date, change the name of Seller to a name other than "Keliher Hardware Company" which is not deceptively similar to such name;

                  (ii) The fiscal inventory set forth in Section 1.3 shall take place within fifteen (15) days of the Closing Date, as provided in
         Section 1.3 above;

                  (iii) The Purchase Price shall be allocated among the Assets as set forth in Section 1.5 within thirty (30) days of the Closing Date; and

                  (iv) Following the expiration of two (2) years from the Closing Date, Seller or its desginee shall have the right to repurchase from Buyer the name "Keliher Hardware Company", upon written demand of Buyer, for the agreed purchase price of One and No/100 Dollars ($1.00).

                                  ARTICLE VIII

                         INDEMNIFICATION AND ARBITRATION

         Section 8.1       Agreement to Indemnify.

         (a) Subject to the conditions and provisions set forth in this Article VIII, Seller, George and John agree, upon the lapse of the thirty (30) day period after Seller is notified in writing of such a demand, claim, action or cause of action, to indemnify, defend and hold harmless the Buyer from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney's fees, asserted against or imposed upon or incurred by the Buyer, as the case may be, directly or indirectly, in whole or in part, resulting from (i) all debts, liabilities and obligations, actual or alleged, arising at any time from or related to the ownership, control or operation of the Assets or Business by Seller prior to Closing, (ii) sales taxes imposed upon Seller and arising out of the operation of the Businesses or with respect to Seller's ownership, use, control, operation or sale of the Assets, (iii) any obligation of Seller pertaining to interest on the shareholder loans whether directly to the shareholder advancing funds to Seller or to any federal, state or local tax authority, (iv) a breach of any covenant, or the inaccuracy in any respect of any representation or warranty, of Seller contained in or made pursuant to this Agreement and (v) all other liabilities for which the Buyer may become liable and which are covered by this indemnity, including, without limitation, all federal, state and local taxes applicable to the ownership, control or operation of the Assets on and prior to the Closing Date and liabilities arising as a result of the calculation of same.

         (b) Subject to the conditions and provisions of this Article VIII, Buyer agrees, upon the lapse of the thirty (30) day period after Buyer is notified in writing of such a demand, claim, action or cause of action, to indemnify, defend and hold harmless the Seller from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, cost and expenses, including reasonable attorney fees, asserted against or imposed upon or incurred by the Seller, as the case may be, directly or indirectly, in whole or in part, resulting from (i) the failure of Buyer to pay any of the Assumed Liabilities (except as may be set forth in Section 1.2 above), (ii) a breach of any covenant, or other inaccuracy in any respect of any representation or warranty, of Buyer contained in or made pursuant to this Agreement, (iii) all other liabilities for which Seller may become liable and which are covered by this indemnity, including, without limitation, all federal, state and local taxes applicable to the ownership, control or operation of the Assets after the Closing Date and liabilities arising as a result of the calculation of same.

         (c) All of the adjustments, demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses to which a party may be entitled to recover or for which such party may be entitled to indemnification pursuant to this Agreement shall hereinafter be referred to as the "Indemnification Claims".

         Section 8.2 Arbitration. Any and all disputes arising between the parties with respect to the validity and/or payment of any Indemnification Claim as provided by this Article VIII shall be finally settled by binding arbitration pursuant to the commercial rules of the American Arbitration Association following the Federal Rules of Civil Procedure. If the parties cannot agree on a single arbitrator for purposes of settling such a dispute, the indemnifying party and the indemnified party shall each appoint an arbitrator and so advise the other party, and these two arbitrators will appoint a third arbitrator. If either party fails to appoint an arbitrator within thirty (30) days after receipt of written request to do so, the decision of the appointed arbitrator shall be final. If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator whom he succeeds. The arbitrators appointed as aforesaid shall immediately proceed to arbitrate the dispute between the indemnified party and the indemnifying party, and they shall, within fifteen (15) days of the arbitration proceeding, or as soon thereafter as may be practicable, render their decision in writing and transmit such written decision to the parties hereto. The forum for such proceeding shall be in the city of Dallas, Texas and the arbitrators shall be entitled to such information, including the business records of Buyer and Seller, as they deem necessary or desirable for purposes of determining or resolving the dispute. The decision of the majority of the arbitrators then serving shall be binding and final upon the parties, and judgment made upon the order may be entered in any court having appropriate jurisdiction. The arbitrator shall determine which party shall bear the costs, including attorney's fees, of the proceedings or the portion of such cost which each party should bear.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Date of Agreement. The term "date of this Agreement" as used herein shall mean the date this Agreement has been fully executed by Seller and the Buyer as indicated by their signatures below.

         Section 9.2 Date of Performance. In the event the Closing Date or any other date or provision provided herein should fall, expire or be due on a legal holiday, Saturday or Sunday, such date or provision shall be extended to the next working day which is not a legal holiday, Saturday or Sunday, and such next working day shall be considered to be the due date, performance date or expiration date for all purposes hereunder. Similarly, upon the occurrence of any act of God or any other event which is out of either party's control or otherwise considered to be a condition of force majeure, the performance hereunder including the Closing hereunder shall be extended until such time as performance is possible.

         Section 9.3 Entire Agreement. This Agreement contains the complete agreement between the parties hereto and cannot be varied, modified or altered except by the written agreement of the parties hereto. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein. This Agreement (including the Exhibits and Schedules hereto) shall supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants not set forth herein or contemplated hereby.

         Section 9.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their successors, representatives, heirs, administrators, executors and assigns. This Agreement may not be assigned by any party without the prior written consent of the other party hereto.

         Section 9.5 Third Party Beneficiary. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other party except as aforesaid.

         Section 9.6 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced to evidence the agreement of the parties hereto.

         Section 9.7 Headings. The captions and headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of, or to construe or limit the meaning of, this Agreement or to affect the construction hereof.

         Section 9.8 Use of Certain Terms. As used in this Agreement, the words "herein", "hereof", and "hereunder" and the other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

         Section 9.9 Consent and Waiver. No consent or waiver, express or implied, by any party hereto of any breach or default by any other party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         Section 9.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced to the greatest extent permitted by law as if such illegal or unenforceable provision were not incorporated herein.

         Section 9.11 Exhibits, Schedules, Etc. All statements contained in any Exhibit, Schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement, and shall be deemed to be incorporated herein by reference. The Parties agree that certain schedules may be delivered after Closing.

         Section 9.12 Notices. Any notice or communication required or permitted hereunder shall be deemed to be delivered and received when actually received by the intended recipient or, whether actually received or not, on the third (3rd) day after it is deposited in the United States mail, postage fully prepaid, registered or certified mail, return receipt requested, addressed to the intended recipient at the address shown below:

         If to the Buyer, to:     Abatix Environmental Corp.
                                  8311 Eastpoint Drive, Suite 400
                                  Dallas, Texas  75227
                                  Attn: Terry W. Shaver

         with a copy to:          Bellinger & DeWolf, L.L.P.
                                  750 North St. Paul, Suite 900
                                  Dallas, Texas  75201
                                  Attn:  Glen A. Bellinger, Esq.

         If to Seller, to:        Keliher Hardware Company
                                  1375 Caspian Avenue
                                  Long Beach, California 90813
                                  Attn: George W. Keliher

         with a copy to:          Petillon & Hansen
                                  21515 Hawthorne Blvd.
                                  1260 Union Tower
                                  Torrence, California 90503
                                  Attn: Ray Seto, Esq.

or at such other address for a party as shall be specified by like notice.

         Section 9.13 Survival. The representations and warranties of the parties contained herein shall survive the Closing for the period specified herein. All covenants and agreements made in this Agreement shall survive, and shall not be extinguished by, the Closing for the period specified herein.

         Section 9.14 Expenses. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

         Section 9.15 Further Assurances. The parties hereto will execute and deliver such further instruments of conveyance and transfer and take such additional actions as the other party may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Assets. Seller will execute such documents as may be necessary to assist the Buyer in preserving or perfecting its rights in the Assets and will also do such acts as are necessary to fully perform any Seller's representations, warranties and agreements contained herein.

         Section 9.16 Governing Law. This agreement and the obligations of the parties hereto shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas. Each of the parties hereto agrees that any suit, action or proceeding for the enforcement of this Agreement shall be brought only in the State courts or Federal courts in the State of Texas, County of Dallas, and each party hereby consents to the jurisdiction of such courts.

         Section 9.17 Knowledge. As used herein, the term "to the best of their knowledge" or "to the best of its knowledge", and all similar terms or phrases shall mean all facts and information presently known to such person and any facts and information which such person should have known in the exercise of such care as a reasonable and prudent person would exercise under the same or similar circumstances, without the need for any independent investigation.

         Section 9.18 Time.The parties hereto agree that time is of the essence.

         Section 9.19 Facsimile Signatures. The parties hereto agree that the Closing may occur simultaneously, with facsimile signatures of each party serving for purposes of the Closing, with the understanding that the parties shall obtain fully executed original signatures following the Closing.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date set forth above.

                                           SELLER:

                                           KELIHER HARDWARE COMPANY
                                           a California corporation


                                           By:
                                           Name:
                                           Its:


                                           ------------------------------------
                                           George W. Keliher

                                           ------------------------------------
                                           John Keliher

                                           BUYER:

                                           ABATIX ENVIRONMENTAL CORP.
                                           a Delaware corporation


                                           By:
                                           Terry W. Shaver, President

                                    EXHIBIT A


                           ASSETS SUBJECT TO PURCHASE

                  (i)   all cash and cash equivalents of Seller;

                  (ii) All Seller's trade accounts receivable as of the date of Closing;

                  (iii) All of Seller's inventory (the "Disposable Inventory") of building supplies and samples;

                  (iv) All of Seller's equipment inventory (the "Equipment Inventory"; the Disposable Inventory and the Equipment Inventory are sometimes hereinafter collectively referred to as the "Inventory");

                  (v) All right, title and interest, if any and of whatever kind or character, of Seller in and to all customer lists, customer files, customer information, marketing and promotional materials, manuals, marketing studies or analysis or any other records or memorandum relating in any manner whatsoever to Seller's customers (the "Customers") or sales of the Inventory (hereinafter collectively referred to as the "Customer Lists");

                  (vi) All  original  files,  books and  records of Seller  with
         respect  to  the  Customers  and  Customer  Lists  including,   without
         limitation, all Customer files, Customer account histories, Customer purchasing and payment history, Customer credit files, etc., as well as a list of all current and previous suppliers or manufacturers to the Business within the past two (2) years with sales in excess of Five Thousand and 00/100 Dollars ($5,000.00) per year;

                  (vii) To the extent such are assumable, all right, title and interest of Seller as of the date of Closing in, to and under the contracts, leases, franchises, agreements, arrangements, understandings, commitments and business relationships described on
         Schedule 1.1(a)(vii) attached hereto (the "Contract Rights") and all of Seller's rights (including rights of refund and offset), deposits, privileges, claims, causes of action and options relating to or pertaining to the Contract Rights; provided, however, except as is provided otherwise herein, Buyer does not assume any liability or responsibility relating to, or arising in connection hereby with any such Contract Rights;

                  (viii) All of Seller's right, title and interest in and to any and all income and payments due Seller arising out of the Business as of the date of Closing;

                  (ix) To the extent transferable, all right, title and interest of Seller as of the date of Closing in, to and under all permits and licenses relating to the Business or all or any of the Assets (as defined below);

                  (x) All right, title and interest of Seller in and to all prepaid rentals and other prepaid expenses, bonds, deposits and financial assurance requirements relating to any of the Assets or the Business;

                  (xi) All right, title and interest of Seller in and to any benefit of and the right to enforce the covenants and warranties, if any, the Seller is entitled to enforce with respect to the Assets against Seller's predecessors and title to the Assets;

                  (xii) All of Seller's right, title and interest in the name "KELIHER HARDWARE COMPANY," "KELIHER HARDWARE" and all related and similar names, logos and trade names including, without limitation, any of Seller's corporate, copyright, trademark, trade name and service mark rights and interest in such names, logos and trade names;

                  (xiii) All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of actions and options relating or pertaining to the Business or the Assets;

                  (xiv) All right, title and interest of Seller in and to the goodwill of the Business and Seller;

                  (xv) Seller's satellite Long Beach, California and Vernon, California business addresses;

                  (xvi) Seller's "800" and "888" telephone numbers and all business telephone numbers;

                  (xvii) All right, title and interest of Seller in and to the leasehold interest of Seller's satellite Long Beach, California commercial lease and Seller's Vernon, California commercial lease (the "Real Property Leases"), copies of which are attached hereto as
         Schedule 1.1(a)(xvii).

                                   EXHIBIT B

                              EMPLOYMENT AGREEMENT

                                George W. Keliher

                                    EXHIBIT C

                              EMPLOYMENT AGREEMENT

                                  John Keliher

                                    EXHIBIT D


                           SELLER'S OPINION OF COUNSEL

                              SCHEDULE 1.1(a)(xvii)


                              REAL PROPERTY LEASES

                                 SCHEDULE 1.1(b)


                                 EXCLUDED ASSETS

-        Interest Receivable, Stockholder

-        Deferred Income Tax

-        Note from Keliher de Mexico

                                 SCHEDULE 1.1(c)


                               ASSUMED LIABILITIES

1) Union Bank of California Loan and line of credit not to exceed the amount of $450,000.00, which shall be satisfied by Buyer's wire transfer at Closing.

2) Outstanding trade payables incurred in the ordinary course of business not to exceed, in the aggregate, the amount of $366,000.00.

3) Outstanding loans from shareholders not to exceed, in the aggregate, the amount of $60,000.00.
   [NOTE: Seller's loan from George Keliher not to exceed $20,000.00 shall be paid by Buyer at Closing.]

4) Long Beach, California Real Property Lease.

5) Vernon, California Real Property Lease (currently on a month-to-month basis).

6) Accrued expenses not to exceed, in the aggregate, the amount of 35,000.00.

                                  SCHEDULE 2.5

                          ACCOUNTS RECEIVABLE RESERVES

                                      None

                                  SCHEDULE 2.7


                   AGREEMENTS REQUIRING NOTICE AND/OR CONSENT


1.       The Union Bank of California Loan.

2.       The Real Property Lease(s).

                                  SCHEDULE 2.14

                             EMPLOYEES AND BENEFITS

                                  SCHEDULE 3.2

                              NOTICES AND APPROVALS